FOR IMMEDIATE RELEASE
Contacts:

Alfred E. Brennan, Chairman & Chief Executive Officer
Arthur L. Herbst, Jr., President & Chief Financial Officer

(312) 644-6400

YOUNG INNOVATIONS, INC. BOARD OF DIRECTORS DECLARES
SPECIAL CASH DIVIDEND

St. Louis, MO., October 19, 2011 – Young Innovations, Inc. (NASDAQ – YDNT) today announced that its Board of Directors declared a special cash dividend of $1.00 per share, payable December 15, 2011 to all shareholders of record on November 15, 2011. This dividend is in addition to the quarterly dividend of $0.04 per share which was also declared on October 19, 2011.

Chairman and CEO Alfred Brennan commented, “Given the Company’s solid operating performance and strong balance sheet as well as the current favorable tax environment, the Board of Directors has decided to declare this special dividend to shareholders. We are pleased to provide this current return to shareholders while still preserving significant capacity to invest in the growth of the business.”

Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's consumables product offering includes disposable and metal prophy angles, prophy cups and brushes, dental micro-applicators, moisture control products, infection control products, dental handpieces (drills) and related components, endodontic systems, orthodontic toothbrushes, flavored examination gloves, children's toothbrushes, and children's toothpastes. In addition, the Company offers a line of diagnostic products that includes panoramic X-ray machines and related supplies. The Company believes it is a leading U.S. manufacturer or distributor of prophy angles and cups, liquid surface disinfectants, dental micro-applicators and obturation units designed for warm, vertical condensation.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995.  Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” or similar expressions.  These statements are not guarantees of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.  Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, those disclosed in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.